Exhibit 10.14

Security Guaranty Agreement

Contract No.: Guarantee 20190122001

Guarantor (Party A): Qingdao Tungray Science & Technology Development Co. Ltd.

Address: No.28, Binhe North Road, Nancun Town, Pingdu City, Qingdao City, Shandong Province

Postal code: 266700

Legal representative (responsible person): Chen Hang

Fax: 0532-86635056 Tel.: 0532-86635056

Creditors (Party B): China Construction Bank Co. Ltd. Pingdu Branch

Address: No.187 Renmin Road, Pingdu postcode: 266700

Person in charge: Lin Yuzhong

Fax: (0532) 87360057 Tel.: (0532) 8816422

As Party A is Qingdao Tungray Science & Technology Development Co. Ltd (hereinafter referred to as the "Debtor") ( one ) (2) (3) (4) the credit business and / or have with the debtor in January 22,2019 to 27,2023 (hereinafter referred to as "claims period") signed the RMB funds loan contract, foreign exchange funds loan, contract, bank acceptance agreement, credit contract, issue a guarantee agreement and / or its, his legal documents (signed during the claims determine the contract, agreement and / or its/ His legal documents are hereinafter referred to as the "Master Contract"):

(1) Issuing RMB / foreign currency loans;

(2) Accept a commercial draft;

(3) opening a letter of credit;

(4) issuing a letter of guarantee;

(5) Other credit granting services; intentionally left blank

Party A is willing to provide the maximum guarantee for the debtor in a series of debts under the main contract. In accordance with relevant laws, regulations and rules, party A and Party B have reached this agreement through consultation Contract for mutual compliance.

Article 1.           Scope of guarantee and the maximum limit of claims

1.          The guarantee of the total debts under the main contract, including but not limited to all the principal and interest (including compound interest and penalty interest), liquidated damages, compensation, other payments that the debtor shall pay to party b (including but not limited to the fees, telecommunications, fees, the beneficiary under the bank expenses, etc.), the realization of claims and security rights and expenses (including but not limited, in litigation costs, arbitration fee, property preservation, travel expenses, execution fee, evaluation fee, auction, sales fee, notary fee, service fee, announcement fee, attorney fee, etc.).

2.          The maximum limit of guarantee liability under this maximum guarantee is RMB (currency) (amount in words) twenty-five million yuan only. If Party A performs the security obligations in accordance with this Contract. In case, the maximum amount shall decrease according to the amount of performance.

3.          The actual formation time of the loan, advances, interest, fees or any other claims of Party B under the main Contract is still the highest even beyond the determination period of the claims. The guarantee scope of the amount guarantee. The date of expiration of the term shall not be true under the master contract. Limitation on the expiration date of the fixed period.

Article 2.           Method of guarantee

The guarantee provided by Party A under this Contract shall be the joint and several liability guarantee.

Article 3.           Guarantee Period

1.          The guarantee period under this contract shall be subject to a single credit extension granted by Party B for the debtor. The business is calculated separately, that is, from the date of signing of the main contract of a single credit granting business to the debtor At three years after the expiration of the obligations under the master contract.

2.          Party B and the debtor shall reach an extension agreement on the performance period of the debt under the main contract. The guarantee period shall be up to the date of expiration of the debt performance period agreed in the renewal agreement End of the year. The extension does not require the consent of the guarantor, and the guarantor shall still bear joint and several liability.

3.          In case of matters stipulated by laws and regulations or the main contract, Party B shall declare the debt. In case of early maturity, the guarantee period shall last until three years after the early maturity date of the debt.

Article 4.            Guarantee the independence of the contract

The validity of this contract is independent of the master contract, which is not established, effective and invalid Partial invalidation or cancellation or termination shall not affect the validity of this Contract. If the principal contract is If it is not valid, not effective, invalid, partially invalid, or revoked or dissolved, then Party A shall also bear the debts caused by the debtor for the return of the property or compensation for the losses Take responsibility.

Article 5.            Modification of the master contract

1.          Party A agrees that Party B and the debtor shall sign the principal contract or assume the principal contract What changes (including but not limited to extending the term of debt performance or increasing the principal amount of the debt), There is no need to notify Party A, and party A shall still pay the maximum amount and guarantee scope agreed herein To undertake the guarantee liability within.

2.          Party A's guarantee liability shall not be waived due to any of the following circumstances:

(I)         Party B or the debtor has restructuring, merger, merger, division, increase or decrease. This, joint venture, joint venture, name change, etc.;

(II)        Party B entrusts a third party to perform its obligations under the master Contract.

(III)       If the creditor's rights under the main contract are transferred, the guarantee under this contract shall be transferred accordingly.

(IV)      The transfer of creditor's rights or debts under the main contract is not effective, invalid or withdrawn Upon the cancellation or termination, Party A shall still bear the joint and several liability to Party B in accordance with this Contract.

Article 6.             Warranty liability

1.          If the debt under the main contract is due or Party B announces that the debt is due in advance according to the provisions of the main contract or the law, the debtor fails to perform the debt on time, or the debt. If the person violates other provisions of the master contract, Party A shall assume the guarantee liability within the scope of the guarantee.

If Party A fails to pay all the amounts payable within the period required by Party B, it shall, from the overdue date to the date when Party A pays all the amounts payable to Party B and pay to Party B liquidated damages of 10,000 per day according to the amount of delayed payment. In such case, the sum of party A and the above liquidated damages shall not be the highest as agreed herein The liability limit is limited to.

2.          Regardless of whether Party B has other guarantees (including the guarantee of, but not limited to, guarantee, mortgage, pledge, letter of guarantee, standby letter of credit), Regardless of when the other guarantees are established or valid, and whether Party B claims to other guarantors, And whether a third party agrees to assume all or part of the obligations under the Master Contract, Regardless of whether the other security is provided by the debtor himself, Party A's warranty liability under this Contract shall not be waived, Party B may directly require Party A to undertake the guarantee liability within the scope of its guarantee as agreed herein, Party A will not propose anything objection.

3.          If the maximum limit of guaranty liability agreed in this Contract is lower than the actual balance of creditor's rights under the master Contract and the claims of the principal Contract under the Contract are still not fully repaid after Party A assumes the guarantee liability, Party A undertakes that the right of subrogation or recourse to the debtor or other guarantor, which shall not cause any damage to Party B, and agrees that the repayment of the debts under the master Contract shall have the priority of Party A's right of subrogation or the right of recourse resent.

Specifically speaking, before party B's creditor's rights are fully repaid,

(I)         Party A agrees not to claim the right of subrogation or the right of recourse against the debtor or other guarantor; if Party A realizes the above rights for any reason, Party A shall give priority to the proceeds To pay off the outstanding creditor's rights of Party B;

(II)        Party A agrees not to exercise the debts under the master Contract The proceeds of the security or the right of subrogation or for any other reason For the claim, the above security and the proceeds shall be used to pay off party B has not obtained

The creditor's right to pay;

(III)       If the debtor or any other guarantor provides a counter-guarantee for Party A, then Party A shall The amount obtained based on the above counter-guarantee shall be used to pay off party B which has not been paid creditor's rights.

4.          Party A is fully aware of the interest rate risk. If Party B according to the contract of the master contract Adjust the interest rate level, interest rate or interest settlement method, Cause the increase in the interest, penalty interest or compound interest payable by the debtor, to the added part, a

Party A also assumes joint and several guaranty liability.

5.          In addition to the debt under the main Contract, the debtor shall also have other debts owed to Party B For the due debt, Party B has the right to transfer the account opened by the debtor in the China Construction Bank system The yuan or other currency is first used to pay off any debt due, Party A's guarantee liability shall not be waived accordingly.

Article 7.           Other obligations of Party A

1.          Party A shall supervise the use of the loan (including the purpose), And accept party B's supervision of Party A's capital, property and business conditions, according to Party B's request To provide financial statements and other relevant information, documents, materials, and ensure its accuracy, authenticity, Complete and valid; without written consent of Party B, Party A shall not provide it to any third party Guarantee of its own affordability;

2.          Contracting, trusteeship (take-over), leasing, shareholding reform, reduce notes Volume capital, investment, joint venture, merger, merger, acquisition and reorganization, division, joint venture, (By) application for business suspension for rectification, application for dissolution, cancellation, (by) application for bankruptcy, control The stock shareholder / actual controller change or material asset transfer, production, closure, has the right The government imposed high fines, had deregistration, revoked business licenses, and involved major laws Legal disputes, serious difficulties in production or operation or deterioration of financial condition, legal representative or The principal is unable to perform his duties normally or loses or may lose for any reason Guarantee ability: Party A shall immediately notify Party B in writing and implement the contract as required by Party B Acceptance, transfer or succession of the warranty liability under the same term, or provision for the performance of the principal contract New guarantee approved by Party B;

3.          If Party A changes its name, legal representative (responsible person), domicile, business scope, registered capital or articles of association of the company (enterprise), it shall Party B shall be notified in writing within 3 working days after the change, and the relevant materials shall be attached.

Article 8.           Other provisions

1.          Collection of the amounts payable For all the amounts payable by Party A under this Contract, Party B shall have the right to transfer RMB or other currencies from the account opened by Party A in the China Construction Bank system without notifying Party A in advance. Where it is necessary to go through the formalities of foreign exchange settlement or sale or foreign exchange sale, Party A is obliged to assist Party B in handling, and the exchange rate risk shall be borne by Party A.

2.          The Use of Party A's information Party A agrees that Party B shall inquire Party A's credit status with the credit database approved by the People's Bank of China and the credit authority, and agrees that Party B shall provide Party A's information to the People's Bank of China and the credit database established by the credit authority approved. Party A also agrees that Party B can also make reasonable use for business needs Use and disclose party A's information.

3.          the announcement of the collection Party B shall have the right to notify the relevant departments or units of any breach of contract, Have the right to make announcements through the news media to collect.

4.          Effectiveness of evidence recorded by Party B Unless there are reliable, determine the contrary evidence, party b internal accounts of the principal, interest, expenses and repayment records, party b make or keep the debtor to handle withdrawal, repayment, interest occurred in the process of business documents, vouchers and party b loan records, vouchers, constitute effective proof of the creditor's rights relationship under the main contract. Party A shall not submit the documents to Party B only for the above records, records, documents and vouchers Make or retain it, and raise objections.

5.          reservation of right Party B's rights under this Contract shall not affect and exclude it according to laws and regulations Any rights enjoyed under other contracts. Any breach or delay Tolerance, grace, preference or postponement of any right under this Contract shall not be deemed For the waiver of rights and interests under this Contract or for any breach of this Contract It may, or approve, shall not affect, prevent or hinder the continued exercise or office of such right The exercise of any other rights shall not cause Party B to assume obligations and responsibilities to Party A. f Party B does not exercise or delay the exercise of any rights under the Master Contract or unused For any remedy under the Master Contract, Party A's warranty liability under this Contract shall not be caused This reduction, but if Party B reduces the debt under the main contract, Party A is under this contract Guarantee liability shall be reduced accordingly.

6.          The debtor is dissolved or goes bankrupt Party A shall immediately notify Party B when it is aware that the debtor enters into the dissolution or bankruptcy proceedings To declare the creditor's rights, and at the same time, they shall participate in the dissolution or bankruptcy proceedings in time, and exercise the recovery in advance counterpoise. Party A knows or should know that the debtor enters into the dissolution or bankruptcy proceedings, but fails to If the right of recourse in advance, party A shall bear the losses. Notwithstanding the provisions of paragraph 5 of this article, in the bankruptcy proceedings of the debtor, such as If Party B reaches a settlement agreement with the debtor, or agrees to the reorganization plan, under this contract Party B's rights shall not be damaged by the settlement agreement or reorganization plan, and Party A shall be responsible for guarantee No exemption or exemption will be granted. Party A shall not confront with the conditions stipulated in the settlement agreement and reorganization plan Party B's right claim. Party B shall grant concessions to the debtor in the settlement agreement and restructuring plan If the claim fails to be paid off, party B shall still have the right to ask Party A to continue to pay off.

7.          Party A is dissolved or goes bankrupt If Party A is dissolved or goes bankrupt, even if party B's claims under the main contract have not yet arrived Period, Party B also has the right to participate in party A's liquidation or bankruptcy procedures and declare the right.

8.          If party A's mailing address or contact information changes, party A shall immediately communicate in writing Party B knows Party B and Party A shall bear the losses caused by failure to give timely notice.

9.          Dispute resolution methods Any dispute arising from the performance of this Contract may be settled through negotiation

Yes, press the following first. 1 How to solve:

1. Bring a lawsuit with the people's court where Party B is located.

2. Submit this fence empty white Arbitration commission (the place of arbitration is. this fence empty Since, the arbitration shall be conducted in accordance with the arbitration rules currently in effect at the time of applying for arbitration. middle The award shall be final and binding on both parties. During the litigation or arbitration, the provisions of this contract that do not involve the disputed part shall still be fulfilled Line.

10.        Effective conditions of the contract. This contract shall be signed or added by Party A's legal representative (person in charge) or authorized agent. It shall take effect after the signature or official seal of the person in charge or authorized agent of Party B.

11.        This contract is in formula three portion.

12.        Other agreed matters. The parties designate the following addresses as the various documents (such as notice, letter of collection, etc.) under this Contract and the litigation and arbitration documents (including but not limited to summons, notice of hearing, judgment, order, conciliation statement, notice of deadline performance, evaluation report, etc.) involved in the event of any dispute

Valid delivery address:

Party A: Qingdao Tungray Science & Technology Development Co. Ltd

Address: No.28, Binhe North Road, Nancun Town, Pingdu City,
Qingdao City, Shandong Province

Party B: Pingdu Branch of China Construction Bank Co., Ltd

Address: No.187, Renmin Road, Pingdu City

The above service address is applicable to all litigation stages of first instance, second instance, retrial and execution. If the relevant litigation / arbitration documents shall be served at the above address, and are returned due to no receipt or rejection, etc., the date of return shall be the date of service. If there is any change in the above service address, the changing party must notify the other parties in writing within 5 days after the change, otherwise, the delivery at the above address shall still be valid, and the party that fails to timely notify the change shall bear the law arising therefrom fruit

1. The price and other expenses under this Contract are all taxes including VAT Price, unless otherwise agreed upon by the parties.

2. Invoice

2.1 Party B shall issue the invoice according to the following item (1) below:

(1) If Party A requests for invoicing, Party B shall receive the payment from Party A according to law Issue a VAT invoice for the current amount paid.

(2) Other agreements: none

2.2 Invoice information provided by Party A Company name (full name): Qingdao Tungray Science & Technology Development Co. Ltd

Taxpayer identification number: 91370283MA 3FDF 2Q31

Bank account: 38160901040012176 Account Bank: Agricultural Bank of China Shares Co. Pingdu Nancun Sub-branch

Address: No.28, Binhe North Road, Nancun Town, Pingdu City, Qingdao City, Shandong Province

0532-86635056

2.3 In case of the need to cancel the invoice or issue red-letter invoices, Party A shall follow Party B requires timely assistance. Due to party A, the invoice cannot be cancelled or the red letters can be issued In case of invoice and other circumstances, Party A shall compensate Party B for all losses, including but not limited to taxes and attachments Add taxes, fines, and late fees.

3. If Party A is an overseas institution of the People's Republic of China, and the price and price under this contract External expenses shall be subject to tax preferences according to laws, regulations, rules or relevant provisions of relevant departments In case of tax filing, Party A shall provide Party B with full and accurate information in time as required by Party B To assist Party B to complete the tax filing and other work.

Article 9.           Party A

1.          Party A is clearly aware of party B's business scope and authorization authority.

2.          Party A has read all the terms of this Contract and the Master Contract. At the request of Party A, Party B. Party A has explained the corresponding terms of this Contract and the master Contract. Party A to this contract and The meaning of the terms of the Master Contract and the corresponding legal consequences are fully understood and fully understood.

3.          Party A has the legal qualification to act as a guarantor, and Party A is under this Contract. The guarantee behavior shall comply with laws, administrative regulations, rules and party A's articles of association or internal organization documents And has been approved by the internal authority and / or the state authority. All responsibilities arising from Party A's right to sign this Contract shall be borne by Party A, including that

Not limited to fully compensating Party B for the losses incurred thereby.

4.          Party A confirms the debtor's assets, debts, operation, credit and reputation of the debtor, whether it has the subject qualification and authority to sign the master contract and the master contract Everything is fully understood.

5.          If party a or the debtor does not comply with the laws, regulations or rules on environmental and social risk management, or in the construction, production, business activities may bring harm to the environment and society and related risks (including but not limited to and energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation, emissions reduction, climate change and other related environmental and social issues), party b has the right to exercise the guarantee rights under this contract, And take other remedies as agreed herein or permitted by law.

Party A (official seal): Qingdao Tungray Science & Technology Development Co. Ltd

Principal or authorized agent (signature):	/s/

January 24, 2019

Party B (official seal): Pingdu Sub-branch of China
Construction Bank Co., Ltd

Principal or authorized agent (signature):	/s/

January 24, 2019